                                                                     EXHIBIT 1.1


                             SELLING AGENT AGREEMENT

                                  by and among

                           Bank of America Corporation

                                     and the

                               Agents named herein

                                January __, 2001

January ___, 2001
To the Agents listed on
the signature page hereto.


                  Bank of America Corporation, a Delaware corporation (the "Company") proposes to issue and sell up to $3,000,000,000 aggregate principal amount of its Bank of America Corporation InterNotes(SM) due nine months or more from date of issue (the "Notes"). The Notes may be Senior Notes or Subordinated Notes. The Senior Notes are to be issued pursuant to a restated indenture dated as of January 1, 2001 between the Company and The Bank of New York (the
"Senior Trustee") (the "Senior Indenture"). The Subordinated Notes are to be issued pursuant to a restated indenture dated as of January 1, 2001 between the Company and The Bank of New York (the "Subordinated Trustee") (the "Subordinated Indenture"). The Senior Trustee and the Subordinated Trustee are collectively referred to herein as the "Trustee," and the Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures." The terms of the Notes are described in the Prospectus referred to below.

                  Subject to the terms and conditions contained in this Selling Agent Agreement (the "Agreement"), the Company hereby (1) appoints each of you as agent of the Company ("Agent") for the purpose of soliciting offers to purchase the Notes and each of you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and, after consultation with Incapital, LLC (the "Purchasing Agent"), and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers, each of whom will purchase as principal. The Company reserves the right to enter into agreements substantially identical hereto with other agents.

                                       I.

                  The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement No. 333-47222 relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the SEC, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Such registration statement and the prospectus filed pursuant to Rule 424 under the 1933 Act, including all documents incorporated therein by reference, as from time to time amended or supplemented, including any Pricing Supplement (as defined herein), are referred to herein as the "Registration Statement" and the "Prospectus," respectively.

                                       II.

                  The Agents obligations hereunder are subject to the following conditions:

         (a) On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                  (1) The opinion of Smith Helms Mulliss & Moore, L.L.P., counsel to the Company, to the effect of paragraphs (i) and (iv) through (x) below, and the opinion of Paul J. Polking, Executive Vice President and General Counsel to the Company (or any deputy or associate general counsel to the Company), to the effect of paragraphs
         (ii) and (iii) below:

                           (i) The Company is a duly organized and validly
                  existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N. A. (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business;

                           (ii) Each of the Company and the Principal Subsidiary
                  Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary, as the case may be, is required to be so qualified or licensed;

                           (iii) All the outstanding shares of capital stock of
                  the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. ss. 55, as amended) nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                           (iv) This Agreement has been duly authorized,
                  executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. ss.1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy underlying all such laws);

                           (v) Each of the Indentures have been duly authorized,
                  executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, as applicable, and constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, and the Notes have been duly authorized and, when the terms of the Notes have been established and when the Notes have been completed, executed, authenticated and delivered in accordance with the provisions of the applicable Indenture, the applicable Board Resolutions and this Agreement against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of such Indenture, subject (with respect to the applicable Indenture and the Notes) as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. ss.1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy underlying all such laws;

                           (vi) The forms of Note attached to the Secretary's
                  Certificate delivered to the Agents conform in all material respects to the description thereof contained in the Prospectus, as supplemented or amended;

                           (vii) The Registration Statement has become effective
                  under the 1933 Act; counsel is without knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the respective rules thereunder;

                           (viii) Counsel is without knowledge that (1) there is
                  any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

                           (ix) Neither the issuance and sale of the Notes, the
                  consummation of any other of the transactions contemplated by this Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under any provision of applicable law or the Certificate of Incorporation or the Bylaws of the Company, each as amended to date, or the terms of any material indenture or other agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank; and

                           (x) No authorization, order, approval or consent of,
                  or filing with, any court or governmental authority or agency is necessary or required on behalf of the Company in connection with the sale of the Notes hereunder, except such as have been obtained under the 1933 Act or the General Rules and Regulations under the 1933 Act (the "1933 Act Regulations"), and such as may be required under foreign or state securities or insurance laws in connection with the distribution of the Notes.

                  In rendering this opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina or the United States, or the General Corporate Law of Delaware, to the extent deemed proper and specified in such opinion, upon counsel for the Agents or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Principal Subsidiary Bank and public officials.

                  (2) The opinion of Stroock & Stroock & Lavan LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (iv) through (vii), inclusive, above.

                  In rendering the opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon counsel for the Company or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Company; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Principal Subsidiary Bank and public officials.

                  (3) In giving their opinions required by subsections (a)(1) and (a)(2) of this Section, but without opining in connection therewith, Smith Helms Mulliss & Moore, L.L.P. and Stroock & Stroock & Lavan LLP shall each additionally state that although they have not independently verified, are not passing upon and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, counsel has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective and as of the date of such opinion, or that the Prospectus, as amended or supplemented, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) On the date hereof, the Agents shall have received a certificate of any Senior Vice President or Treasurer or any other authorized officer of the Company satisfactory to the Agents, dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that to the best of their knowledge (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus, as supplemented or amended, (ii) the other representations and warranties of the Company contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC and (v) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

         (c) On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

         (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

         (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the General Rules and Regulations under the 1934 Act (the "1934 Act Regulations").

         (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                           (a) Reading the minutes of the meetings of the
                  stockholders, the board
                  of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                           (b) Performing the procedures specified by the
                  American Institute of Certified Public Accountants for a review of interim financial information as described in FAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

                           (c) Making inquiries of certain officials of the
                  Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

         nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                           (1) the unaudited condensed consolidated interim
                  financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations thereunder;

                           (2) any material modifications should be made to the
                  unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

                           (3) (i) at the date of the latest available interim
                  financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in stockholders' equity of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in stockholders' equity of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers shall state any specific changes or decreases.

                  (iv) The letter shall also state that PricewaterhouseCoopers has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents and agreed to by PricewaterhouseCoopers, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (d) On the date hereof and on each Settlement Date (as defined herein) with respect to any purchase of Notes by the Purchasing Agent, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

         The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC and (iii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date. Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Notes as principal, the Purchasing Agent's obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in clauses (a), (b) and (c) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

                                      III.

                  In further consideration of your agreements herein contained, the Company covenants as follows:

         (a) The Company will notify the Agents immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus (other than with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and the Prospectus),
(iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and the Prospectus), and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934 Act) and, upon request, will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Agents or your counsel reasonably object.

         (c) The Company will deliver to the Agents without charge, a copy of
(i) the Indentures, (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and
(iii) a certified copy of the corporate authorization of the issuance and sale of the Notes. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the Act. Upon request, the Company will furnish to the Agents a paper copy of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the SEC pursuant to the 1934 Act as soon as practicable after the filing thereof.

         (d) The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Notes in substantially the form attached as Exhibit D (a "Pricing Supplement") and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day after the date on which such Pricing Supplement is first used.

         (e) Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (f) Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Agents, confirmed in writing, and thereafter shall cause promptly the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the 1934 Act or otherwise.

         (g) Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act or the 1934 Act or otherwise.

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) and of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

         (i) The Company will endeavor to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

         (k) The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Sections VII(b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

                                       IV.

         (a) The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation the Agents will use the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.

                  Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing

Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit A hereto (the "Concession"). The Purchasing Agent and the other Agents will share the above-mentioned Concession in such proportions as they may agree.

                  Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Selling Group Member responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

         (b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the "Procedures"), as amended from time to time. The provisions of the Procedures shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.

         (c) The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selling Group Member will be required to acknowledge and agree, that the Notes (i) are being offered for sale in the United States only, (ii) are not savings accounts, deposits or other obligations of the Principal Subsidiary Bank or any other banking affiliate of the Company, (iii) are not guaranteed by the Principal Subsidiary Bank or any other banking affiliate of the Company and (iv) are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                                       V.

         Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit C (a "Terms Agreement") to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"), whether the Notes provide for a Survivor's Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements, each of which shall be substantially in the form of Exhibit C hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.


                                       VI.

         (a) The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                  (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the SEC the Registration Statement, which has become effective. The Registration Statement meets the requirements of Rule 415(a)(1) under the 1933 Act and complies in all other material respects with said Rule.

                  (ii) (a) the Registration Statement, as amended or supplemented, the Prospectus and the applicable Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act and the 1934 Act and the respective rules and regulations thereunder, (b) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (c) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
         (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees or (y) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

                  (iii) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba; provided, however, that in the event that such Section 517.075 shall be repealed, or amended such that issuers shall no longer be required to disclose in prospectuses information regarding business activities in Cuba or that a broker, dealer or agent shall no longer be required to obtain a statement from issuers regarding such compliance, then this representation and agreement shall be of no further force and effect.

         (b) Any certificate signed by any director or officer of the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

         (c) All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

                                      VII.

         (a) Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Each time:

                  (i) the Company accepts a Terms Agreement requiring such updating provisions;

                  (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus;

                  (iii) the Company files a Current Report on Form 8-K required by Item 2 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

                  (iv) if required by the Agents after the Registration Statement or Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished to the Agents a certificate of any Senior Vice President or Treasurer or any other authorized officer of the Company satisfactory to the Agents (an "Authorized Officer") dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section II(b) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said
         Section II(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Each time:

                  (i) the Company accepts a Terms Agreement requiring such updating provisions;

                  (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or

                  (iii)    if required by the Agents after:

                           (A) the Company files a Current Report on Form 8-K required by Item 2 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

                           (B) the Registration Statement or Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Agents and your counsel the written opinions of Smith Helms Mulliss & Moore, L.L.P., counsel to the Company, and Paul J. Polking, Executive Vice President and General Counsel to the Company (or any deputy or associate general counsel to the Company), or other counsel satisfactory to the Agents, dated the date specified in the applicable Terms

         Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section II(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Each time:

                  (i) the Company accepts a Terms Agreement requiring such updating provisions;

                  (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or

                  (iii)    if required by the Agents after:

                           (A) the Company files a Current Report on Form 8-K required by Item 2 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

                           (B) the Registration Statement or Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Company shall cause PricewaterhouseCoopers to furnish the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section II(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section II(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If any other information included therein is of an accounting, financial or statistical nature, the Agents may request procedures be performed with respect to such other information. If

         PricewaterhouseCoopers is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by PricewaterhouseCoopers hereunder shall be provided within 10 business days of the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, within a reasonable time of a request made pursuant to subparagraph
         (iii) hereof or on the date specified in an applicable Terms Agreement.

                                      VIII.

         (a) The Company agrees to indemnify and hold harmless each Agent and each person who controls any Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent specifically for use in connection with the preparation thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees, and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if the Agent failed to deliver a copy of the Prospectus as amended or supplemented to such person in connection with the sale of such Notes excluding documents incorporated therein by reference at or prior to the written confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the 1933 Act or the 1934

Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for use in the preparation of the documents referred to in the foregoing indemnity, provided such information is acknowledged in writing as having been provided by such Agent for such purpose. This indemnity agreement will be in addition to any liability which any Agent may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section VIII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section VIII, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent, if any, that such failure materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section VIII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agents in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or
(iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section VIII is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent bears to the total sales price from the sale of Notes sold to or through the Agents to the date of such liability, and the Company is responsible for the balance. However, if the allocation provided by the foregoing sentence is not permitted by applicable law, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Agents may be subject in such proportion to reflect the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding anything to the contrary contained herein, (i) in no case shall an Agent be responsible for any amount in excess of the commissions and underwriting discounts received by such Agent in connection with the Notes from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section VIII, each person who controls any Agent within the meaning of the 1933 Act shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

                                       IX.

                  The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than 5 days' written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days' written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

                  The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or (ii) if there shall have occurred, since the date of such agreement, any outbreak or material escalation of hostilities or other national or international calamity or crisis, financial or otherwise, the effect of which is such as to make it, in the sole judgment of the Purchasing Agent or such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if, since the date of such agreement, trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, (iv) if there shall have come to the Purchasing Agent's or such Agent's attention any facts that would cause the Purchasing Agent or such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading, (v) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Issuer as of the date of any agreement by the Purchasing Agent or such Agent to purchase Notes as principal shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Issuer or (vi) if, since the date of such agreement, a banking moratorium shall have been declared by either Federal or New York authorities.

                  Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

                  If this Agreement is terminated, Section III(c), (d) and (e),
Section VIII and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of
Section III, Section IV(b) and Section V shall also survive until time of delivery.

                  In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

                                       X.

                  Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or telecopier number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

                  If to the Company:

                           Bank of America Corporation
                           Bank of America Corporate Center
                           Corp. Treas. Div. NC1-007-23-01
                           100 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attention: Karen A. Gosnell, Senior Vice President
                           Telecopy: (704) 386-0270

                  With a copy to:

                           Paul J. Polking
                           General Counsel
                           Bank of America Corporation
                           Bank of America Corporate Center
                           Legal Department NC1-007-20-01
                           100 North Tryon Street
                           Charlotte, North Carolina  28255
                           Telecopy: (704) 386-6453

                           Smith Helms Mulliss & Moore, L.L.P.
                           201 North Tryon Street - Suite 3000
                           Charlotte, North Carolina  28202

                           Attention: Boyd C. Campbell, Jr.
                           Telecopy: (704) 343-2300

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

                                       XI.

                  This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

                                      XII.

                  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the County of New York, New York, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

                                      XIII.

                  If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

                  The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company's auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (v) the reasonable fees and disbursements of Stroock & Stroock & Lavan LLP, counsel for the Agents; (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vii) the fees and expenses, if any, including the reasonable fees and disbursements of Stroock & Stroock & Lavan LLP, incurred with respect to any filing with the National Association of

Securities Dealers, Inc.; (viii) the cost of providing CUSIP or other identification numbers for the Notes, (ix) all reasonable expenses (including fees and disbursements of Stroock & Stroock & Lavan LLP) in connection with "Blue Sky" qualifications and (x) any fees charged by rating agencies for the rating of the Notes.

                  This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

                                           Very truly yours,

                                           BANK OF AMERICA CORPORATION

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

Confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:
   -------------------------------------
   Name:
   Title:

INCAPITAL, LLC

By:
   -------------------------------------
   Name:
   Title:


A.G. EDWARDS & SONS, INC.

By:
   -------------------------------------
   Name:
   Title:

CHARLES SCHWAB & CO., INC.

By:
   -------------------------------------
   Name:
   Title:

EDWARD D. JONES & CO., L.P.

By:
   -------------------------------------
   Name:
   Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
   -------------------------------------
   Name:
   Title:

MORGAN STANLEY & CO. INCORPORATED

By:
   -------------------------------------
   Name:
   Title:

PAINEWEBBER INCORPORATED

By:
   -------------------------------------
   Name:
   Title:

PRUDENTIAL SECURITIES INCORPORATED

By:
   -------------------------------------
   Name:
   Title:

SALOMON SMITH BARNEY INC.

By:
   -------------------------------------
   Name:
   Title:

                                     ANNEX A

                            AGENT CONTACT INFORMATION


         Banc of America Securities LLC
         Bank of America Corporate Center
         NC 1007-06-07
         100 North Tryon Street
         Charlotte, North Carolina 28255-0065
         Attention: Lynn T. McConnell
         Fax: (704) 386-6616

         Incapital, LLC
         30 S. Wacker Dr.
         Suite 1800
         Chicago, Illinois  60646-7488
         Fax: (312) 441-0912

         A.G. Edwards & Sons, Inc.
         #1 North Jefferson
         7th Floor Bond Department
         St. Louis, Missouri  63103
         Attention: Karen C. Middleton/Dan Moloney
         Fax: (314) 955-5989

         Charles Schwab & Co., Inc.
         101 Montgomery Street
         San Francisco, CA 94104
         Attention: Kathryn Battles SF345CAL-19-113
         Fax: (415) 667-5090

         Edward D. Jones & Co., L.P.
         Corporate Bond Department
         12555 Manchester Road.
         St. Louis, Missouri  63131
         Attention: Becca Heisler
         Fax: (314) 515-3502

         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         Global Transaction Management Group
         4 World Financial Center  Floor 15
         New York, NY 10080
         Attention: Scott G. Primrose
         Fax: (212) 449-2234

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         2nd Floor
         New York, New York  10036
         Attention: Manager - Continuously Offered Products
         Fax: (212) 761-0780
         w/copy to:
         1585 Broadway
         29th Floor
         New York, New York  10036
         Attention: Peter Cooper, Investment Banking Information Center
         Fax: (212) 761-0260

         PaineWebber Incorporated
         Taxable Fixed Income Department
         Attention: Corporate Desk
         800 Harbor Blvd.
         Weehawken, New Jersey 07087
         Fax: (201) 352-6900

         Prudential Securities Incorporated
         One New York Plaza
         New York, NY 10292
         Attention: Frederick J. Tate/Frank P. Sinatra
         Fax: (212) 778-4456/4556

         Salomon Smith Barney Inc.
         Medium-Term Note Department
         388 Greenwich Street
         New York, New York  10013
         Fax: (212) 816-0949

                                    EXHIBIT A

                              DEALER AGENT PROGRAM

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 23 months.....................       0.200%
23 months to less than 35 months....................       0.400%
35 months to less than 47 months....................       0.625%
47 months to less than 59 months....................       0.750%
59 months to less than 71 months....................       1.000%
71 months to less than 83 months....................       1.100%
83 months to less than 95 months....................       1.200%
95 months to less than 107 months...................       1.300%
107 months to less than 119 months..................       1.400%
119 months to less than 131 months..................       1.500%
131 months to less than 143 months..................       1.600%
143 months to less than 179 months..................       1.750%
179 months to less than 239 months..................       2.000%
239 months to 360 months............................       2.500%
361 months or greater...............................       3.000%

                                    EXHIBIT B

                           Bank of America Corporation

                                 $3,000,000,000

                                   INTERNOTES

                 DUE FROM NINE MONTHS OR MORE FROM DATE OF ISSUE

                            ADMINISTRATIVE PROCEDURES

InterNotes, Due from nine months or more from date of issue are offered on a continuing basis by Bank of America Corporation. The Notes will be offered by Incapital, LLC (the "Purchasing Agent"), Banc of America Securities LLC, A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Edward D. Jones & Co., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Smith Barney, Inc. (collectively, the "Agents") pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the "Selling Agreement") and one or more terms agreements substantially in the form attached to the Selling Agreement as Exhibit C (each a "Terms Agreement"). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the "Selling Group") for distribution to their customers pursuant to a Master Selected Dealers Agreement (a "Dealers Agreement") attached to the Selling Agreement as Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes may be either senior debt or subordinated debt and have been registered with the Securities and Exchange Commission (the "SEC"). The Bank of New York is the trustee (the "Trustee") for both the senior and the subordinated debt under restated Indentures dated as of January 1, 2001, as amended from time to time, between the Company and the Trustee (the "Indenture") covering the Notes. Pursuant to the terms of the Indenture, The Bank of New York also will serve as authenticating agent, issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry only form ("Notes") and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for The Depository Trust Corporation ("DTC") and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department.

The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth in herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agreement or the Prospectus and the Pricing Supplement (together, the "Prospectus"), the relevant provisions of the Notes, the Indenture, the Selling Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act, or in the Indenture.

                       Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated January __, 2001 and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement") dated January __, 2001 and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). The procedures set forth below may be modified in compliance with DTC's then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:                Each Note will mature on a date (the "Maturity Date")
                           not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. "Maturity" when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:                  All Notes having the same terms will be represented
                           initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

                           Each Global Note will bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification             The Company has received from the CUSIP Service
Numbers:                   Bureau (the CUSIP Service Bureau") of Standard &
                           Poor's Corporation ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900
                           CUSIP numbers for future assignment to Global Notes.
                           The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure "B". DTC will notify the CUSIP
                           Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:              Unless otherwise specified by DTC, Global Notes will
                           be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note
                           Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                           (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such
                           Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of interests in a Global Note will be
                           accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:                 The Trustee, at the Company's request, may deliver to
                           DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms or (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment
                           Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to Such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single
                           Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                           Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $400,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $400,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See
                           "Denominations" below).

Denominations:             Unless otherwise agreed by the Company, Notes will be
                           issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $400,000,000 or any other limit set by the DTC (the "Permitted Amount"). If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global
                           Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Note or Notes and an additional Global
                           Note will be Issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:               Unless otherwise specified in an applicable Pricing
                           Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:                  General. Each Note will bear interest at a fixed
                           rate. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

                           Each pending deposit message described under Settlement Procedure "C" below will be routed to Standard & Poor's Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's Corporation.

                           Each Note will bear interest from, and including, its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

                           Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

                           The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

                           Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:   Interest on the Notes (including interest for partial
                           periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 1998 to April
                           1, 1999 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 1998 to April 1, 1999 equals
                           3 months and 28
                           days, or 118 days; the interest payable equals
                           118/360 times the annual rate of interest times the principal amount of the Note.)

Business Day:              "Business Day" means, unless otherwise specified in
                           the applicable Pricing Supplement, any weekday that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina and (2) not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Payments of Principal
and Interest:              Payments of Principal and Interest. Promptly after
                           each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest
                           Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the
                           Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                           Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment ("Maturity") in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment." If the Maturity Date of any Global Note is not a

                           Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

                           Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

                           Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate
Setting and Posting:       The Company and the Agents will discuss, from time to
                           time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "Posting") or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

                           The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Notes:         In the event that there is a Posting, the Purchasing
                           Agent will communicate to each of the Agents and Selling Group members the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing
                           Agent, along with the other Agents and the Selling
                           Group, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by
the Purchasing Agent:      The Purchasing Agent will, no later than 12:00 noon
                           (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding
                           Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a "Trade Day"), (i) complete, execute and deliver to the Company a Terms
                           Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and
Rejection of Orders:       Unless otherwise agreed by the Company and the
                           Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

                           Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will
                           (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

Preparation of Pricing
Supplement:                If any offer to purchase a Note is accepted by or on
                           behalf of the Company, the Company will provide a Pricing Supplement (substantially in the form attached to the Selling Agreement as Exhibit D) reflecting the terms of such Note and will have filed such Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City Time) on the applicable
                           Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Pricing
                           Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selling Group Member) which made or presented the offer to purchase the applicable
                           Note and the Trustee at the following applicable address:

                           if to Banc of America Securities LLC, to:

                           100 North Tryon Street
                           Charlotte, North Carolina 28255-0065
                           Attention: Lynn T. McConnell
                           Telephone: (704) 386-6616
                           Telecopier: (704) 386-9399

                           if to Incapital, LLC, to:

                           30 S. Wacker Drive

                           Chicago, Illinois 60646-7488
                           Telephone: (312) 441-0044
                           Telecopier: (312) 441-0912

                           if to A.G. Edwards & Sons, Inc, to:

                           #1 North Jefferson
                           7th Floor Bond Department
                           St. Louis, Missouri 63103
                           Attention: Karen C. Middleton/Dan Moloney
                           Telephone: (314) 955-5000
                           Telecopier: (314) 955-5989

                           if to Charles Schwab & Co., Inc., to:

                           Charles Schwab & Co., Inc.
                           101 Montgomery Street
                           San Francisco, CA 94101
                           Attention: Kathryn Battles SF345CAL-19-113
                           Telephone: (415) 667-5176
                           Telecopier: (415) 667-5090

                           if to Edward D. Jones & Co., L.P., to:

                           Corporate Bond Department
                           12555 Manchester Road
                           St. Louis, Missouri 63131
                           Attention: Becca Heisler
                           Telephone: (314) 515-3500
                           Telecopier: (314) 515-3502

                           if to Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated, to:

                           Merrill Lynch Production Technologies
                           44B Colonial Drive
                           Piscataway, New Jersey 08854
                           Attention: Prospectus Operations/ Nachman Kimerling
                           Telephone: (732) 885-2768
                           Telecopier: (732) 885-2774/5/6
                           email: mtnsuppl@na2.us.ml.com

                           if to Morgan Stanley & Co. Incorporated, to:

                           1585 Broadway

                           2nd Floor
                           New York, New York 10036
                           Attention: MTN Trading Desk, Carlos Cabrera
                           Telephone: (212) 761-4000
                           Telecopier: (212) 761-0780

                           if to PaineWebber Incorporated, to:

                           Taxable Financial Income Department
                           Attention: Corporate Desk
                           800 Harbor Blvd.
                           Weehawken, New Jersey 07087
                           Telephone: (201) 352-7150
                           Telecopier: (201) 352-6900

                           if to Prudential Securities Incorporated, to:

                           111 8th Avenue
                           New York, NY 10011-0804
                           Attention: Thomas Sloan

                           if to Salomon Smith Barney, Inc., to:

                           Attention: Annabelle Avila
                           Brooklyn Army Terminal
                           140 58th Street
                           8th Floor
                           Brooklyn, New York  11220
                           Telephone: (718) 765-6725
                           Telecopier: (718) 765-6734]

                           and if to the Trustee, to:

                           The Bank of New York
                           10161 Centurion Parkway
                           Jacksonville, FL 32256
                           Attention: Corporate Trust Department

                           For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York 10038-4982

                           Attention: James R. Tanenbaum, Esq.
                           Telephone: (212) 806-5400
                           Telecopier (212) 806-6006

                           and to:

                           Banc of America Securities LLC
                           Bank of America Corporate Center
                           100 North Tryon Street
                           Charlotte, North Carolina 28255-0065
                           Attention: Lynn T. McConnell
                           Telephone: (704) 386-6616
                           Telecopier: (704) 388-9939

                           Each such Agent (or Selling Group Member), in turn, pursuant to the terms of the Selling Agreement and the Master Selected Dealer Agreement, will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selling Group member.

                           Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation
and Prospectus to Purchaser
by Presenting Agent:       Subject to "Suspension of Solicitation; Amendment or
                           Supplement" below, the Agents will deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it.

                           For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selling Group Member the terms of such Note, the amount being purchased by such Agent or Selling Group Member and other applicable details described above and delivery and payment instructions, with a copy to the Company.

                           In addition, the Purchasing Agent, other Agent or Selling Group member, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:                The receipt of immediately available funds by the
                           Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute "Settlement" with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:     In the event of a purchase of Notes by any Agent, as
                           agent, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Selling
                           Agreement. Settlement Procedures with regard to each Note sold by an Agent, as principal for the Company, shall be as follows:

                           A. After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the "Note Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                                    1.       Principal amount of the purchase;

                                    2.       Whether the Notes are Senior or
                                             Subordinated;

                                    3.       Interest Rate per annum;

                                    4.       Interest Payment Frequency;

                                    5.       Settlement Date;

                                    6.       Maturity Date;

                                    7.       Price to Public;

                                    8.       Purchasing Agent's commission
                                             determined pursuant to Section
                                             IV(a) of the Selling Agreement;

                                    9.       Net proceeds to the Company;

                                    10.      Trade Date;

                                    11.      If a Note is redeemable by the
                                             Company or repayable by the
                                             Noteholder, such of the following
                                             as are applicable:

                                             (i)      The date on and after
                                                      which such Note may be
                                                      redeemed/repaid (the
                                                      "Redemption/Repayment
                                                      Commencement Date"),

                                             (ii)     Initial redemption/
                                                      repayment price
                                                      (% of par), and

                                             (iii)    Amount (% of par) that the
                                                      initial
                                                      redemption/repayment price
                                                      shall decline (but not
                                                      below par) on each
                                                      anniversary of the
                                                      Redemption/Repayment
                                                      Commencement Date;

                                    12.      Whether the Note has a Survivor's
                                             Option;

                                    13.      If a Discount Note, the total
                                             amount of original issue discount,
                                             the yield to maturity and the
                                             initial accrual period of original
                                             issue discount;

                                    14.      DTC Participant Number of the
                                             institution through which the
                                             customer will hold the beneficial
                                             interest in the Global Note; and

                                    15.      Such other terms as are necessary
                                             to complete the applicable form of
                                             Note.

                           B. The Company will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure "A" above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such
                                    Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

                           C. The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

                                    1.       The information received in
                                             accordance with Settlement
                                             Procedure "A".

                                    2.       The numbers of the participant
                                             accounts maintained by DTC on
                                             behalf of the Trustee and the
                                             Purchasing Agent.

                                    3.       The initial Interest Payment Date
                                             for such Note, number of days by
                                             which such date succeeds the
                                             related DTC record date (which term
                                             means the Regular Record Date), and
                                             if then calculated, the amount of
                                             interest payable on such Initial
                                             Interest Payment Date (which amount
                                             shall have been confirmed by the
                                             Trustee).

                                    4.       The CUSIP number of the Global Note
                                             representing such Notes.

                                    5.       The frequency of interest.

                                    6.       Whether such Global Note represents
                                             any other Notes issued or to be
                                             issued (to the extent then known).

                           D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                           E. The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

                           F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

                           G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                           H. The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

                           I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                           J. The Trustee will credit to an account of the Company maintained at Bank of America, N.A. funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

                           K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

                           L. The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting' to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

                           M. Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures
Timetable:                 In the event of a purchase of Notes by the Purchasing
                           Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agreement.

                           Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
                           Procedure    Time
                           ---------    ----

                           A            4:00 p.m. on the Trade Day.
                           B            5:00 p.m. on the Trade Day.
                           C            2:00 p.m. on the Business Day
                                        before the Settlement Date.
                           D            10:00 a.m. on the Settlement Date.
                           E            12:00 p.m. on the Settlement Date.
                           F            12:30 a.m. on the Settlement Date.
                           G-H          2:00 p.m. on the Settlement Date.
                           I            4:45 p.m. on the Settlement Date.
                           J-L          5:00 p.m. on the Settlement Date.
                           M            Weekly or at the request of the Company.

                           NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                           If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:         If the Trustee fails to enter an SDFS deliver order
                           with respect to a Note pursuant to Settlement
                           Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The
                           CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global
                           Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.
                           If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

                           Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for
Rate Changes:              Each time a decision has been reached to change
                           rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation
Amendment or Supplement:   Subject to the Company's representations, warranties
                           and covenants contained in the Selling Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

                           In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                           If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agreement. Subject to the provisions of the Selling Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the SEC.

Trustee Not to Risk Funds: Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:         The Company shall have the sole right to approve the
                           form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

                                    EXHIBIT C

                                 TERMS AGREEMENT

                                                                          , 2001


Bank of America Corporation
Bank of America Corporate Center
Corp. Treas. Division NC 1-007-23-01
Charlotte, North Carolina 28255
Attention: Karen A. Gosnell, Senior Vice President

         The undersigned agrees to purchase the following aggregate principal amount of Bank of America Corporation Senior/Subordinated InterNotes:
$____________

         The terms of such Notes shall be as follows:

CUSIP Number:  __________
Senior/Subordinated Notes:
Interest Rate: _____%
Maturity Date:  __________
Price to Public:  __________
Agent's Concession:  ___%
Net Proceeds to Issuer:  _________
Settlement Date, Time and Place:  __________
Survivor's Option:  __________
Interest Payment Frequency:  __________
Optional Redemption/Repayment, if any:  __________
         Initial Redemption/Repayment Date[s]:  __________
         Redemption/Repayment Price: Initially ___% of Principal Amount and declining by ___% of the Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.

[Any other terms and conditions agreed
to by the Purchasing Agent and the Company]



                                             INCAPITAL, LLC

                                             By:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

ACCEPTED

BANK OF AMERICA CORPORATION

By:
       ------------------------------
Title:
       ------------------------------

                                    Exhibit D
                           Form of Pricing Supplement

Pricing Supplement Dated:_____________                       Rule 424(b)(3)
(To Prospectus Dated ______________,  2001)                  File No. 333-______
Pricing Supplement No. _____________________

                               U.S. $3,000,000,000
                           BANK OF AMERICA CORPORATION
                                 INTERNOTES(SM)
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
        _________________________________________________________________

Trade Date: ________________________
Issue Date: ________________________
Agent: _____________________________

        _________________________________________________________________

---------- --------------- --------------- ---------------- ---------------- -------------------- --------------
  CUSIP      AGGREGATE         PRICE         CONCESSION           NET             SENIOR OR       INTEREST RATE
             PRINCIPAL           TO                             PROCEEDS         SUBORDINATED
               AMOUNT          PUBLIC                          TO ISSUER
---------- --------------- --------------- ---------------- ---------------- -------------------- --------------





---------- --------------- --------------- ---------------- ---------------- -------------------- --------------

---------------------- ------------------- -------------------- ------------------------ ------------------------
  INTEREST PAYMENT          MATURITY        SURVIVOR'S OPTION   REDEMPTION OR REPAYMENT   REDEMPTION/ REPAYMENT
      FREQUENCY               DATE                                      YES/NO                    TERMS
---------------------- ------------------- -------------------- ------------------------ ------------------------





---------------------- ------------------- -------------------- ------------------------ ------------------------

Other Terms:____________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                    EXHIBIT E



                        Master Selected Dealer Agreement



<<FirstName>>
<<Company>>
<<Address1>>
<<Address2>>
<<City>>, <<State>>  <<Postal>>

Dear Selected Dealer:

                  In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

                  1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities"), pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Incapital, LLC clearing through BNY Clearing Services, LLC (the "Account") (acting for its own Account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

                  2. Conditions of Offering; Acceptance and Purchases. Any
Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of written communication ("Written Communication", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital, LLC, 30 S. Wacker, Suite 1800, Chicago, Illinois 60606-7488 (Fax: (312) 441-0912). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in New York Clearing House funds to the order of BNY Clearing Services, LLC clearing for the account of Incapital, LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

                  3. Representations, Warranties and Agreements.

                  (a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

                  (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

                  (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the "Reallowance". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the "Concession." If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by section 24(c) of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

                  (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

                  (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD's interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

                  You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of section 24 of Article III of the NASD's Rules of Fair Practice and (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provisions of sections 8 and 36 thereof and (b) with section 25 thereof as that section applies to a non-NASD member broker or dealer in a foreign country.

                  You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

                  (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

                  (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

                  (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

                  Furthermore, you acknowledge and agree that certain Offerings of Securities (i) may be made in the United States only and/or (ii) may be offerings of Securities of an affiliate of a United States bank but are not savings accounts, deposits or other obligations of any such bank and would not be guaranteed by such bank or insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                  4. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in
Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

                  5. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in
Section 1 hereof, and the respective successors and assigns of each of them.

                  6. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                  Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you will request and have received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

                                                  Very truly yours,

                                                  INCAPITAL, LLC



                                                  By:
                                                      --------------------------
                                                      Jeffrey P. Novak
                                                      Managing Member




CONFIRMED:  ______________________, 20___

<<Company>>

By: _____________________________________

Name: ___________________________________
            (Print name)
Title: __________________________________